Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2011

GREENWICH, Conn.--(BUSINESS WIRE)--February 8, 2012--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the fourth quarter of 2011 of $33.3 million, compared with net income of $19.9 million in the fourth quarter of 2010. GWI's diluted earnings per share (EPS) in the fourth quarter of 2011 were $0.77 with 42.9 million weighted average shares outstanding, compared with diluted EPS of $0.47 with 42.3 million weighted average shares outstanding in the fourth quarter of 2010.

In the fourth quarter of 2011 and 2010, GWI’s results included certain significant items that are set forth in the table below ($ in millions, except per share amounts).

	Income Before Taxes Impact	Net Income Impact	Diluted EPS Impact
Q4 2011
Acquisition-Related Income Tax Benefits	$-	$1.9	$0.04
Gain/(Loss) on Sale and
Impairment of Assets	$3.0	$1.9	$0.04
Edith River Derailment Costs	$(1.8)	$(1.3)	$(0.03)
Business/Corporate Development Expenses	$(0.8)	$(0.5)	$(0.01)
Q4 2010
Acquisition-Related Expenses	$(24.0)	$(16.5)	$(0.39)
Retroactive Short Line Tax Credit
for first nine months of 2010	$-	$7.8	$0.18
Acquisition-Related Foreign
Currency Expense	$(1.7)	$(1.1)	$(0.03)
Gain on Legal Settlement	$8.7	$5.1	$0.12
Gain on Sale of Assets	$2.2	$1.5	$0.03

GWI’s income from operations (operating income) in the fourth quarter of 2011 and for the twelve months ended December 31, 2011 was $45.4 million and $191.8 million respectively, with an operating ratio of 78.4% and 76.9% respectively.

Comments from the Chief Executive Officer

Jack Hellmann, President and CEO of GWI commented, "Our fourth quarter revenues increased 24% to $210 million and our adjusted operating income increased 22% to $45 million, with an adjusted operating ratio of 78.6% (1). Our diluted earnings per share of $0.77 were a Company-record for the fourth quarter. Nevertheless, our operating results in both North America and Australia were lower than our expectations. In North America, our results were affected by the extended outage of a transmission line to a major power plant, a lag in diesel fuel cost recovery and higher transportation expense. In Australia, our fourth quarter results were affected by the derailment resulting from the washout of a main line bridge over the Edith River by Cyclone Grant on December 27th, as well as higher operating expense in the Adelaide to Darwin corridor."

"Our 2011 results were good. First, we completed the year with a reportable injury index of 0.53 per 200,000 man hours, which made our consolidated results the safest in the railroad industry for the third consecutive year. Second, our revenue increased 32% to $829 million, our adjusted operating income increased 35% to $191 million and our adjusted operating ratio was 77.0%, all Company records (1). Finally, our reported earnings per share increased more than 40%."

"Looking ahead, we anticipate that our business will build over the course of 2012. During the first quarter of 2012, we expect our Australian operations to continue to be negatively impacted by the Edith River bridge closure until its scheduled reopening in mid-February and our North American operations to be adversely affected by lower steam coal shipments in the U.S. due to warm winter weather. Offsetting these items, we expect favorable 2012 contributions from the newly acquired Arizona Eastern Railway, the final delivery of new high horsepower locomotives for our Australian intermodal service in the second quarter, as well as the start-up of a new Australian iron ore contract in the fourth quarter of 2012. We believe that this ramp-up in our core business combined with several potential new investments in the natural resources sector in North America and Australia positions us well for the second half of 2012 and beyond.”

Results from Continuing Operations

In the fourth quarter of 2011, GWI's total operating revenues increased $40.7 million, or 24.0%, to $210.4 million, compared with $169.7 million in the fourth quarter of 2010. The increase included $27.5 million in revenues from acquisitions and a $13.2 million, or 7.8%, increase in same railroad operating revenues. During the fourth quarter of 2011, the net appreciation of foreign currencies increased same railroad operating revenues by $0.8 million. Other than the $0.8 million net impact from foreign currency, GWI’s same railroad operating revenues increased $12.5 million, or 7.3%.

Same railroad freight revenues in the fourth quarter of 2011 increased by $11.1 million, or 10.4%, to $117.8 million, compared with $106.7 million in the fourth quarter of 2010. Other than a $0.4 million increase from the net impact of foreign currency appreciation, GWI’s same railroad freight revenues increased by $10.7 million, or 10.0%.

GWI's traffic in the fourth quarter of 2011 was 246,794 carloads, an increase of 21,824 carloads, or 9.7%, compared with the fourth quarter of 2010. The increase in carloads included 19,030 carloads from acquisitions and an increase of 2,794 carloads, or 1.2%, from same railroad traffic in the fourth quarter of 2011. The same railroad traffic increase was principally due to increases of 6,257 carloads of metals traffic, 3,112 carloads of minerals and stone traffic, 2,149 carloads of farm and food products traffic, partially offset by a decline of 5,626 carloads of coal and coke traffic and 2,497 carloads of other commodity traffic. All remaining traffic decreased by a net 601 carloads.

Average same railroad freight revenues per carload increased 9.1% in the fourth quarter of 2011. The net appreciation of the Australian and Canadian dollars versus the U.S. dollar, higher fuel surcharges and changes in commodity mix increased average revenues per carload by 0.5%, 2.3% and 0.6%, respectively. Other than these factors, same railroad average freight revenues per carload increased 5.7%. Average freight revenues per carload were impacted by changes in the mix of customers within certain commodity groups, primarily coal and metals.

GWI’s same railroad non-freight revenues in the fourth quarter of 2011 increased by $2.1 million, or 3.3%, to $65.1 million compared with $63.0 million in the fourth quarter of 2010. Other than a $0.3 million increase from the net impact from foreign currency, GWI’s same railroad non-freight revenues increased by $1.8 million, or 2.8%, primarily due to higher railcar switching revenues in the U.S. and Canada.

GWI's operating income in the fourth quarter of 2011 was $45.4 million, an increase of $21.5 million, compared with $23.9 million in the fourth quarter of 2010. The operating ratio was 78.4% in the fourth quarter of 2011 compared with an operating ratio of 85.9% in the fourth quarter of 2010. In the fourth quarter of 2011, operating income benefited $3.0 million from net gain/(loss) on the sale and impairment of assets, partially offset by Edith River derailment costs of $1.8 million and business/corporate development costs of $0.8 million. In the fourth quarter of 2010, operating income was reduced $24.0 million as a result of FreightLink acquisition-related expenses, partially offset by an $8.7 million gain from a legal settlement associated with a past acquisition and $2.2 million in gains on the sale of assets. Excluding these items, GWI's adjusted operating ratio was 78.6% in the fourth quarter of 2011, compared with an adjusted operating ratio of 78.2% in the fourth quarter of 2010. (1)

GWI’s effective tax rate was 16.0% in the fourth quarter of 2011, which included acquisition-related tax benefits of approximately $1.9 million. The fourth quarter 2011 tax rate also reflects the benefit of a valuation allowance reduction of $0.9 million and a benefit of $1.2 million related to the cumulative effect of adjusting the first nine months of 2011 to the full year 2011 effective tax rate. GWI’s effective tax rate in the fourth quarter of 2010 was a negative 22.4%, driven primarily by the retroactive impact of the Short Line Tax Credit for the first nine months of 2010 of $7.8 million. The Short Line Tax Credit was extended during the fourth quarter of 2010 for the period from January 1, 2010, through December 31, 2011.

Consolidated Annual Results – Continuing Operations

GWI reported net income for the twelve months ended December 31, 2011, of $119.5 million, compared with net income of $81.3 million for the twelve months ended December 31, 2010. GWI's diluted EPS for the twelve months ended December 31, 2011 were $2.79 with 42.8 million weighted average shares outstanding, compared with diluted EPS of $1.94 with 41.9 million weighted average shares outstanding for the twelve months ended December 31, 2010. For the twelve months ended December 31, 2011, GWI reported income from continuing operations of $119.5 million, a 51.9% increase over $78.7 million for the twelve months ended December 31, 2010. GWI's diluted earnings per share from continuing operations were $2.79 for the twelve months ended December 31, 2011 (with 42.8 million weighted average shares outstanding), a 48.4% increase over $1.88 for the twelve months ended December 31, 2010 (with 41.9 million weighted average shares outstanding).

GWI’s 2011 results included $5.7 million in net gain/(loss) on the sale and impairment of assets ($3.9 million after-tax, or $0.09 per diluted share), $3.5 million of business/corporate development costs ($2.3 million after-tax, or $0.05 per diluted share), $1.8 million of Edith River derailment costs ($1.3 million after-tax, or $0.03 per diluted share), $1.9 million of acquisition-related income tax benefits ($0.04 per diluted share) and a $0.9 million gain on sale of investments ($0.8 million after-tax, or $0.02 per diluted share). GWI’s 2010 results included a total of $28.2 million in FreightLink acquisition-related expenses ($19.2 million after-tax, or $0.46 per diluted share), $6.4 million in gains on the sale of assets ($4.3 million after-tax, or $0.10), a $2.3 million gain on the reversal of restructuring charges ($1.5 million after-tax, or $0.04 per diluted share) related to the Huron Central Railway, an $8.7 million gain associated with a legal settlement ($5.1 million after-tax, or $0.12 per diluted share) and $1.7 million of acquisition-related foreign currency expense ($1.1 million after-tax, or $0.03 per diluted share).

Free Cash Flow from Continuing Operations (2)

(in millions)	Twelve Months Ended December 31,
	2011	2010
Net cash provided by operating activities	$ 173.5	$ 171.8
Net cash used in investing activities, excluding new
Australian equipment investments	(156.9)	(388.9)
Net cash paid/(received) for acquisitions/divestitures (a)	88.6	319.8
Cash paid for acquisition-related expenses (b)	13.0	14.9
Free cash flow before new Australian
equipment investments	118.1	117.6
New Australian equipment	(78.2)	-
Free cash flow (2)	$ 39.9	$ 117.6

(a)	The 2011 period primarily included $89.9 million in net cash paid for the acquisition of AZER. The 2010 period primarily included $320.0 million in net cash paid for the acquisition of FreightLink.

(b)	The 2011 period includes Australian stamp duty expenses accrued as of December 31, 2010, but paid in 2011. The 2010 period includes Australian stamp duty expense incurred and paid in 2010.

GWI’s continuing operations generated free cash flow of $39.9 million and $117.6 million for the twelve months ended December 31, 2011 and 2010, respectively. For the twelve months ended December 31, 2011, changes in working capital decreased net cash flow from operating activities by $36.8 million. Of the $36.8 million, $12.3 million was due to an increase in accounts receivable driven by an increase in business in 2011 and $25.6 million was due to a reduction in accounts payable and accrued expenses. The $25.6 million included $13.0 million associated with the payment of Australian stamp duty for the acquisition of Freightlink in Australia. For the twelve months ended December 31, 2010, changes in working capital increased net cash flow from operating activities by $18.5 million.

Net cash used in investing activities of $235.1 million for the twelve months ended December 31, 2011, included $178.7 million in purchases of property and equipment, including $78.2 million for the investment in new Australian locomotives and wagons and $89.9 million in net cash paid for acquisitions, partially offset by $22.6 million in grant proceeds received from outside parties and $9.5 million from the sale of assets. Net cash used in investing activities of $388.9 million for the twelve months ended December 31, 2010, included $320.0 million in net cash paid for acquisitions, $119.8 million in purchases of property and equipment, partially offset by $40.8 million in grant proceeds received from outside parties and $10.0 million from the sale of assets.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the fourth quarter and full year will be held Wednesday, February 8, 2012, at 11 a.m. EST. The dial-in number for the teleconference is (800) 230-1059; outside U.S., call (612) 234-9960, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Fourth Quarter and Full Year Earnings Audio Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EST on February 8, 2012, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EST on February 8, 2012, by dialing (800) 475-6701 (or outside U.S., dial 320-365-3844). The access code is 222297.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 65 railroads organized in 10 regions, with more than 7,600 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," “will,” "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others including but not limited to, those noted in our 2010 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) The operating income and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

OPERATING REVENUES	$210,386	$169,671	$829,096	$630,195

OPERATING EXPENSES	164,998	145,752	637,317	499,785
INCOME FROM OPERATIONS	45,388	23,919	191,779	130,410

INTEREST INCOME	757	800	3,243	2,397
INTEREST EXPENSE	(7,852)	(6,900)	(38,617)	(23,147)
GAIN ON SALE OF INVESTMENT	13	-	907	-
OTHER INCOME/(EXPENSE), NET	1,307	(1,520)	712	(827)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	39,613	16,299	158,024	108,833

PROVISION FOR/(BENEFIT FROM) INCOME TAXES	6,339	(3,653)	38,531	30,164

INCOME FROM CONTINUING OPERATIONS	33,274	19,952	119,493	78,669

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	1	(82)	(9)	2,591

NET INCOME	$33,275	$19,870	$119,484	$81,260

BASIC EARNINGS PER SHARE:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.83	$0.51	$2.99	$2.02
BASIC EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	0.07
BASIC EARNINGS PER COMMON SHARE	$0.83	$0.51	$2.99	$2.09

WEIGHTED AVERAGE SHARES - BASIC	40,166	39,219	39,912	38,886

DILUTED EARNINGS PER SHARE:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.77	$0.47	$2.79	$1.88
DILUTED EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	0.06
DILUTED EARNINGS PER COMMON SHARE	$0.77	$0.47	$2.79	$1.94

WEIGHTED AVERAGE SHARES - DILUTED	42,946	42,313	42,772	41,889

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND 2010
(in thousands)
(unaudited)

	December 31,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$27,269	$27,417
Accounts receivable, net	165,768	132,225
Materials and supplies	14,445	13,259
Prepaid expenses and other	13,332	14,529
Deferred income tax assets, net	19,385	21,518
Total current assets	240,199	208,948

PROPERTY AND EQUIPMENT, net	1,643,589	1,444,177
GOODWILL	160,277	160,629
INTANGIBLE ASSETS, net	230,628	237,355
DEFERRED INCOME TAX ASSETS, net	2,342	2,879
OTHER ASSETS, net	17,122	13,572
Total assets	$2,294,157	$2,067,560

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$57,168	$103,690
Accounts payable	134,081	124,948
Accrued expenses	69,097	76,248
Deferred income tax liabilities, net	925	-
Total current liabilities	261,271	304,886

LONG-TERM DEBT, less current portion	569,026	475,174
DEFERRED INCOME TAX LIABILITIES, net	285,780	263,361
DEFERRED ITEMS - grants from outside parties	198,824	183,356
OTHER LONG-TERM LIABILITIES	18,622	23,543

TOTAL STOCKHOLDERS' EQUITY	960,634	817,240
Total liabilities and stockholders' equity	$2,294,157	$2,067,560

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$119,484	$81,260
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss/(income) from discontinued operations, net of tax	9	(2,591)
Depreciation and amortization	66,481	51,166
Compensation cost related to equity awards	7,776	7,174
Excess tax benefits from share-based compensation	(2,820)	(1,975)
Deferred income taxes	26,291	12,009
Stamp duty	-	12,625
Net (gain)/loss on sale and impairment of assets	(5,660)	(6,441)
Gain on sale of investments	(907)	-
Gain on insurance recoveries	(1,061)	-
Insurance proceeds received	646	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(12,307)	(18,402)
Materials and supplies	(1,206)	(205)
Prepaid expenses and other	3,543	(762)
Accounts payable and accrued expenses	(25,556)	36,243
Other assets and liabilities, net	(1,235)	1,651
Net cash provided by operating activities from continuing operations	173,478	171,752
Net cash (used in)/provided by operating activities from discontinued operations	(13)	933
Net cash provided by operating activities	173,465	172,685

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(178,668)	(119,840)
Grant proceeds from outside parties	22,642	40,802
Cash paid for acquisitions, net of cash acquired	(89,935)	(320,023)
Proceeds from sale of investments	1,369	208
Proceeds from disposition of property and equipment	9,464	9,991
Net cash used in investing activities from continuing operations	(235,128)	(388,862)
Net cash provided by investing activities from discontinued operations	-	1,831
Net cash used in investing activities	(235,128)	(387,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(533,544)	(82,296)
Proceeds from issuance of long-term debt	581,394	205,446
Debt amendment/issuance costs	(4,742)	(2,514)
Proceeds from employee stock purchases	17,433	18,205
Treasury stock purchases	(1,326)	(850)
Excess tax benefits from share-based compensation	2,820	1,975
Net cash provided by financing activities from continuing operations	62,035	139,966

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(521)	(4,009)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	1	99

DECREASE IN CASH AND CASH EQUIVALENTS	(148)	(78,290)
CASH AND CASH EQUIVALENTS, beginning of period	27,417	105,707
CASH AND CASH EQUIVALENTS, end of period	$27,269	$27,417

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$148,793	70.7%	$106,655	62.9%
Non-freight	61,593	29.3%	63,016	37.1%

Total revenues	$210,386	100.0%	$169,671	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$60,118	28.6%	$55,379	32.6%
Equipment rents	11,023	5.2%	8,375	4.9%
Purchased services	21,249	10.1%	14,941	8.8%
Depreciation and amortization	17,700	8.4%	13,760	8.1%
Diesel fuel used in operations	22,958	10.9%	14,170	8.5%
Diesel fuel sold to third parties	4,745	2.3%	4,779	2.8%
Casualties and insurance	5,783	2.7%	4,104	2.4%
Materials	6,902	3.3%	5,450	3.2%
Net (gain)/loss on sale and impairment of assets	(2,952)	(1.4%)	(2,159)	(1.3%)
Gain on settlement	-	0.0%	(8,707)	(5.1%)
Gain on insurance recoveries	(18)	0.0%	-	0.0%
Stamp duty	-	0.0%	16,369	9.6%
Restructuring charges	-	0.0%	-	0.0%
Other expenses	17,490	8.3%	19,291	11.4%

Total operating expenses	$164,998	78.4%	$145,752	85.9%

Functional Classification
Transportation	$68,810	32.7%	$53,524	31.5%
Maintenance of ways and structures	22,468	10.6%	15,224	9.0%
Maintenance of equipment	22,669	10.8%	18,027	10.6%
Diesel fuel sold to third parties	4,745	2.3%	4,779	2.8%
General and administrative	31,576	15.0%	34,935	20.6%
Net (gain)/loss on sale and impairment of assets	(2,952)	(1.4%)	(2,159)	(1.3%)
Gain on settlement	-	0.0%	(8,707)	(5.1%)
Gain on insurance recoveries	(18)	0.0%	-	0.0%
Stamp duty	-	0.0%	16,369	9.7%
Restructuring charges	-	0.0%	-	0.0%
Depreciation and amortization	17,700	8.4%	13,760	8.1%

Total operating expenses	$164,998	78.4%	$145,752	85.9%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2011	North American & European Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$98,643	70.4%	$50,150	71.4%	$148,793	70.7%
Non-freight (excluding fuel sales)	41,529	29.6%	15,010	21.4%	56,539	26.9%
Fuel sales to third parties	-	0.0%	5,054	7.2%	5,054	2.4%
Total revenues	140,172	100.0%	70,214	100.0%	210,386	100.0%

Operating expenses
Labor and benefits	47,367	33.8%	12,751	18.1%	60,118	28.6%
Equipment rents	6,609	4.7%	4,414	6.3%	11,023	5.2%
Purchased services	7,478	5.3%	13,771	19.6%	21,249	10.1%
Depreciation and amortization	12,375	8.8%	5,325	7.6%	17,700	8.4%
Diesel fuel used in operations	14,984	10.7%	7,974	11.4%	22,958	10.9%
Diesel fuel sold to third parties	-	0.0%	4,745	6.8%	4,745	2.3%
Casualties and insurance	3,293	2.3%	2,490	3.5%	5,783	2.7%
Materials	6,060	4.3%	842	1.2%	6,902	3.3%
Net (gain)/loss on sale and impairment of assets	(2,473)	(1.8%)	(479)	(0.7%)	(2,952)	(1.4%)
Gain on insurance recoveries	(18)	(0.0%)	-	0.0%	(18)	(0.0%)
Restructuring charges	-	0.0%	-	0.0%	-	0.0%
Other expenses	13,486	9.6%	4,004	5.7%	17,490	8.3%
Total operating expenses	109,161	77.9%	55,837	79.5%	164,998	78.4%

Income from Operations	$31,011		$14,377		$45,388

Carloads	194,217		52,577		246,794

Net expenditures for additions to property & equipment	$25,518		$42,895		$68,413

Three Months Ended December 31, 2010	North American & European Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$83,343	66.2%	$23,312	53.3%	$106,655	62.9%
Non-freight (excluding fuel sales)	42,557	33.8%	15,303	35.0%	57,860	34.1%
Fuel sales to third parties	-	0.0%	5,156	11.8%	5,156	3.0%
Total revenues	125,900	100.0%	43,771	100.0%	169,671	100.0%

Operating expenses
Labor and benefits	44,908	35.8%	10,471	23.9%	55,379	32.7%
Equipment rents	6,270	5.0%	2,105	4.8%	8,375	4.9%
Purchased services	6,357	5.0%	8,584	19.6%	14,941	8.8%
Depreciation and amortization	11,123	8.8%	2,637	6.0%	13,760	8.1%
Diesel fuel used in operations	11,251	8.9%	2,919	6.7%	14,170	8.4%
Diesel fuel sold to third parties	-	0.0%	4,779	10.9%	4,779	2.8%
Casualties and insurance	3,768	3.0%	336	0.8%	4,104	2.4%
Materials	4,923	3.9%	527	1.2%	5,450	3.2%
Net (gain)/loss on sale and impairment of assets	(2,054)	(1.6%)	(105)	(0.2%)	(2,159)	(1.3%)
Gain on settlement	(8,707)	(6.9%)	-	0.0%	(8,707)	(5.1%)
Gain on insurance recoveries	-	0.0%	-	0.0%	-	0.0%
Stamp Duty	-	0.0%	16,369	37.4%	16,369	9.6%
Restructuring charges	-	0.0%	-	0.0%	-	0.0%
Other expenses	16,927	13.4%	2,364	5.4%	19,291	11.4%
Total operating expenses	94,766	75.3%	50,986	116.5%	145,752	85.9%

Income from Operations	$31,134		$(7,215)		$23,919

Carloads	187,831		37,139		224,970

Net expenditures for additions to property & equipment	$35,868		$10,726		$46,594

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$83	712	$117	$24,265	16,500	$1,471	$24,348	17,212	$1,415
Coal & Coke	17,280	50,473	342	-	-	-	17,280	50,473	342
Farm & Food Products	5,935	12,300	483	10,655	16,986	627	16,590	29,286	566
Pulp & Paper	14,952	23,572	634	-	-	-	14,952	23,572	634
Metallic Ores	2,701	3,187	848	12,239	5,658	2,163	14,940	8,845	1,689
Metals	14,398	22,667	635	-	-	-	14,398	22,667	635
Minerals & Stone	9,672	21,096	458	2,240	13,314	168	11,912	34,410	346
Chemicals & Plastics	12,589	16,025	786	-	-	-	12,589	16,025	786
Lumber & Forest Products	7,769	15,764	493	-	-	-	7,769	15,764	493
Petroleum Products	6,199	7,504	826	751	119	6,311	6,950	7,623	912
Autos & Auto Parts	1,647	2,246	733	-	-	-	1,647	2,246	733
Other	5,418	18,671	290	-	-	-	5,418	18,671	290

Totals	$98,643	194,217	$508	$50,150	52,577	$954	$148,793	246,794	$603

* Represents intermodal units

Three Months Ended December 31, 2010

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$87	781	$111	$7,488	5,706	1,312	$7,575	6,487	$1,168
Coal & Coke	19,342	56,099	345	-	-	-	19,342	56,099	345
Farm & Food Products	5,777	13,600	425	8,804	13,537	650	14,581	27,137	537
Pulp & Paper	13,861	23,153	599	-	-	-	13,861	23,153	599
Metallic Ores	1,435	2,803	512	3,626	1,747	2,076	5,061	4,550	1,112
Metals	6,913	15,384	449	-	-	-	6,913	15,384	449
Minerals & Stone	6,663	15,103	441	3,226	16,114	200	9,889	31,217	317
Chemicals & Plastics	10,022	14,643	684	-	-	-	10,022	14,643	684
Lumber & Forest Products	6,974	15,004	465	-	-	-	6,974	15,004	465
Petroleum Products	5,454	7,665	712	168	35	4,800	5,622	7,700	730
Autos & Auto Parts	1,539	2,431	633	-	-	-	1,539	2,431	633
Other	5,276	21,165	249	-	-	-	5,276	21,165	249

Totals	$83,343	187,831	$444	$23,312	37,139	$628	$106,655	224,970	$474

* Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$582,947	70.3%	$392,272	62.2%
Non-freight	246,149	29.7%	237,923	37.8%

Total revenues	$829,096	100.0%	$630,195	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$236,152	28.5%	$207,736	33.0%
Equipment rents	43,984	5.3%	32,491	5.2%
Purchased services	78,710	9.5%	52,198	8.3%
Depreciation and amortization	66,481	8.0%	51,166	8.1%
Diesel fuel used in operations	88,400	10.7%	45,849	7.3%
Diesel fuel sold to third parties	16,986	2.0%	17,322	2.7%
Casualties and insurance	22,469	2.7%	14,235	2.3%
Materials	26,419	3.2%	22,280	3.5%
Net (gain)/loss on sale and impairment of assets	(5,660)	(0.7%)	(6,441)	(1.0%)
Gain on settlement	-	0.0%	(8,707)	(1.4%)
Gain on insurance recoveries	(1,061)	(0.1%)	-	0.0%
Stamp duty	-	0.0%	16,369	2.6%
Restructuring charges	-	0.0%	(2,349)	(0.4%)
Other expenses	64,437	7.8%	57,636	9.1%

Total operating expenses	$637,317	76.9%	$499,785	79.3%

Functional Classification
Transportation	$268,447	32.4%	$189,942	30.1%
Maintenance of ways and structures	81,354	9.8%	56,012	8.9%
Maintenance of equipment	91,042	11.0%	72,178	11.5%
Diesel fuel sold to third parties	16,986	2.1%	17,322	2.8%
General and administrative	119,728	14.4%	114,293	18.1%
Net (gain)/loss on sale and impairment of assets	(5,660)	(0.7%)	(6,441)	(1.0%)
Gain on settlement	-	0.0%	(8,707)	(1.4%)
Gain on insurance recoveries	(1,061)	(0.1%)	-	0.0%
Stamp duty	-	0.0%	16,369	2.6%
Restructuring charges	-	0.0%	(2,349)	(0.4%)
Depreciation and amortization	66,481	8.0%	51,166	8.1%

Total operating expenses	$637,317	76.9%	$499,785	79.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American & European Operations		Australian Operations		Total Operations
Twelve Months Ended December 31, 2011	Amount	% of Total	Amount	% of Total	Amount	% of Total
		Revenues		Revenues		Revenues
Revenues:
Freight	$388,797	69.7%	$194,150	71.5%	$582,947	70.3%
Non-freight (excluding fuel sales)	168,824	30.3%	59,323	21.9%	228,147	27.5%
Fuel sales to third parties	-	0.0%	18,002	6.6%	18,002	2.2%
Total revenues	557,621	100.0%	271,475	100.0%	829,096	100.0%

Operating expenses
Labor and benefits	186,467	33.4%	49,685	18.3%	236,152	28.5%
Equipment rents	26,460	4.7%	17,524	6.5%	43,984	5.3%
Purchased services	27,880	5.0%	50,830	18.7%	78,710	9.5%
Depreciation and amortization	47,218	8.5%	19,263	7.1%	66,481	8.0%
Diesel fuel used in operations	57,394	10.3%	31,006	11.4%	88,400	10.7%
Diesel fuel sold to third parties	-	0.0%	16,986	6.3%	16,986	2.0%
Casualties and insurance	14,710	2.6%	7,759	2.9%	22,469	2.7%
Materials	24,138	4.3%	2,281	0.8%	26,419	3.2%
Net (gain)/loss on sale and impairment of assets	(5,167)	(0.9%)	(493)	(0.2%)	(5,660)	(0.7%)
Gain on insurance recoveries	(43)	(0.0%)	(1,018)	(0.4%)	(1,061)	(0.1%)
Restructuring charges	-	0.0%	-	0.0%	-	0.0%
Other expenses	48,918	8.8%	15,519	5.7%	64,437	7.8%
Total operating expenses	427,975	76.8%	209,342	77.1%	637,317	76.9%

Income from Operations	$129,646		$62,133		$191,779

Carloads	785,377		211,671		997,048

Net expenditures for additions to property & equipment	$59,383		$96,643		$156,026

	North American & European Operations		Australian Operations		Total Operations
Twelve Months Ended December 31, 2010	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Revenues:
Freight	$336,771	68.1%	$55,501	41.0%	$392,272	62.2%
Non-freight (excluding fuel sales)	158,016	31.9%	61,163	45.2%	219,179	34.8%
Fuel sales to third parties	-	0.0%	18,744	13.8%	18,744	3.0%
Total revenues	494,787	100.0%	135,408	100.0%	630,195	100.0%

Operating expenses
Labor and benefits	171,669	34.7%	36,067	26.6%	207,736	33.0%
Equipment rents	26,898	5.4%	5,593	4.1%	32,491	5.2%
Purchased services	25,583	5.2%	26,615	19.7%	52,198	8.3%
Depreciation and amortization	43,807	8.9%	7,359	5.4%	51,166	8.1%
Diesel fuel used in operations	39,240	7.9%	6,609	4.9%	45,849	7.3%
Diesel fuel sold to third parties	-	0.0%	17,322	12.8%	17,322	2.7%
Casualties and insurance	12,887	2.6%	1,348	1.0%	14,235	2.3%
Materials	20,778	4.2%	1,502	1.1%	22,280	3.5%
Net (gain)/loss on sale and impairment of assets	(6,317)	(1.3%)	(124)	(0.1%)	(6,441)	(1.0%)
Gain on settlement	(8,707)	(1.8%)	-	0.0%	(8,707)	(1.4%)
Gain on insurance recoveries	-	0.0%	-	0.0%	-	0.0%
Stamp duty	-	0.0%	16,369	12.1%	16,369	2.6%
Restructuring charges	(2,349)	(0.5%)	-	0.0%	(2,349)	(0.4%)
Other expenses	51,396	10.4%	6,240	4.6%	57,636	9.1%
Total operating expenses	374,885	75.8%	124,900	92.2%	499,785	79.3%

Income from Operations	$119,902		$10,508		$130,410

Carloads	736,552		127,170		863,722

Net expenditures for additions to property & equipment	$59,153		$19,885		$79,038

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$371	3,150	$118	$87,286	58,836	$1,484	$87,657	61,986	$1,414
Coal & Coke	77,104	205,761	375	-	-	-	77,104	205,761	375
Farm & Food Products	24,237	53,653	452	43,270	69,673	621	67,507	123,326	547
Pulp & Paper	61,350	96,597	635	-	-	-	61,350	96,597	635
Metallic Ores	7,614	10,731	710	48,536	21,951	2,211	56,150	32,682	1,718
Metals	51,461	90,153	571	-	-	-	51,461	90,153	571
Minerals & Stone	35,549	77,963	456	12,417	60,746	204	47,966	138,709	346
Chemicals & Plastics	46,444	60,958	762	-	-	-	46,444	60,958	762
Lumber & Forest Products	31,502	64,914	485	-	-	-	31,502	64,914	485
Petroleum Products	23,274	29,563	787	2,641	465	5,680	25,915	30,028	863
Autos & Auto Parts	7,826	10,425	751	-	-	-	7,826	10,425	751
Other	22,065	81,509	271	-	-	-	22,065	81,509	271

Totals	$388,797	785,377	$495	$194,150	211,671	$917	$582,947	997,048	$585

* Represents intermodal units

Twelve Months Ended December 31, 2010

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$363	3,305	$110	$7,488	5,706	1,312	$7,851	9,011	$871
Coal & Coke	73,880	202,267	365	-	-	-	73,880	202,267	365
Farm & Food Products	23,632	52,440	451	32,355	56,401	574	55,987	108,841	514
Pulp & Paper	53,652	88,852	604	-	-	-	53,652	88,852	604
Metallic Ores	4,887	9,918	493	3,626	1,747	2,076	8,513	11,665	730
Metals	36,788	76,343	482	-	-	-	36,788	76,343	482
Minerals & Stone	29,083	66,000	441	11,864	63,281	187	40,947	129,281	317
Chemicals & Plastics	38,951	56,515	689	-	-	-	38,951	56,515	689
Lumber & Forest Products	28,791	63,340	455	-	-	-	28,791	63,340	455
Petroleum Products	20,462	28,997	706	168	35	4,800	20,630	29,032	711
Autos & Auto Parts	6,962	10,242	680	-	-	-	6,962	10,242	680
Other	19,320	78,333	247	-	-	-	19,320	78,333	247

Totals	$336,771	736,552	$457	$55,501	127,170	$436	$392,272	863,722	$454

* Represents intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled each of these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses and Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three and twelve months ended December 31, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, is presented excluding net gain/(loss) on sale and impairment of assets, the Edith River derailment costs and business/corporate development expenses. The Operating Income and Operating Ratio for the three and twelve months ended December 31, 2010, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, is presented excluding net gain on sale of assets, the gain from a legal settlement associated with a past acquisition and FreightLink acquisition-related expenses. The Operating Income and Operating Ratio for the twelve months ended December 31, 2010, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, is also presented excluding the reversal of restructuring charges associated with the second quarter 2009 impairment of Huron Central Railway Inc. (HCRY). The Adjusted Operating Income and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Adjusted Operating Ratio may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth a reconciliation of GWI’s Operating Income and Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Adjusted Operating Ratios described above ($ in millions):

Three months ended December 31, 2011	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$210.4	$165.0	$45.4	78.4%
Net gain/(loss) on sale and impairment of assets	-	3.0	(3.0)
Edith River derailment costs	-	(1.8)	1.8
Business/corporate development expenses	-	(0.8)	0.8
Adjusted	$210.4	$165.3	$45.1	78.6%

Three months ended December 31, 2010	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$169.7	$145.8	$23.9	85.9%
Net gain on sale of assets	-	2.2	(2.2)
Gain on settlement	-	8.7	(8.7)
FreightLink acquisition-related expenses	-	(24.0)	24.0
Adjusted	$169.7	$132.7	$37.0	78.2%

Twelve months ended December 31, 2011	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$829.1	$637.3	$191.8	76.9%
Net gain/(loss) on sale and impairment of assets	-	5.7	(5.7)
Edith River derailment costs	-	(1.8)	1.8
Business/corporate development expenses	-	(2.6)	2.6
Adjusted	$829.1	$638.5	$190.6	77.0%

Twelve months ended December 31, 2010	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$630.2	$499.8	$130.4	79.3%
Net gain on sale of assets	-	6.4	(6.4)
Gain on settlement	-	8.7	(8.7)
FreightLink acquisition-related expenses	-	(28.2)	28.2
Reversal of restructuring charges	-	2.3	(2.3)
Adjusted	$630.2	$489.0	$141.1	77.6%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the cost of acquisitions, proceeds received from divestitures and the cash paid for acquisition-related expenses. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Twelve Months Ended December 31,
	2011	2010
Net cash provided by operating activities from
continuing operations	$173.5	$171.8
Net cash used in investing activities from
continuing operations (c)	(235.1)	(388.9)
Net cash paid/(received) for acquisitions/divestitures (a)	88.6	319.8
Cash paid for acquisition-related expenses (b)	13.0	14.9
Free cash flow	$39.9	$117.6

(a)	The 2011 period primarily included $89.9 million in net cash paid for the acquisition of AZER. The 2010 period primarily included $320.0 million in net cash paid for the acquisition of FreightLink.
(b)	The 2011 period included Australian stamp duty expenses accrued as of December 31, 2010, but paid in 2011. The 2010 period included Australian stamp duty expense incurred and paid in 2010.
(c)	Included $78.2 million for the investment in new Australian equipment in 2011.

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722
mwilliams@gwrr.com